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                                                                   EXHIBIT 10.90

                              COMPUWARE CORPORATION
                        2002 DIRECTORS PHANTOM STOCK PLAN

1. DEFINITIONS. As used in this Plan, the following terms shall have the following meanings:

         (a)  "Award" shall mean an award of Phantom Shares granted pursuant to
     Section 6 of this Plan.

         (b) "Board of Directors" shall mean the Board of Directors of the Company.

         (c) "Cause" shall mean termination for (1) the Participant's continued failure to make a good faith effort to perform the Participant's duties,
     (2) any willful act or omission by the Participant that the Participant knew or had reason to know would injure the Company or any of its subsidiaries, (3) the Participant's fraud, (4) the Participant's dishonesty, or (5) the Participant's commission of a felony, or the Participant's violation of any law relating to the Participant's service as a member of the Board of Directors.

         (d) "Committee" shall mean the Compensation Committee of the Board of Directors or any other committee meeting the standards of Rule 16b-3 under the Exchange Act, or any similar successor rule, appointed or designated by the Board of Directors to perform any of the functions and duties of the Committee under this Plan, or, if so designated by the Board of Directors, the Board of Directors as a whole.

         (e) "Company" shall mean Compuware Corporation, a Michigan corporation, or any successor of Compuware Corporation.

         (f) "Discretion" shall mean the sole discretion of the Committee, with no requirement whatsoever that the Committee follow past practices, act in a manner consistent with past practices, or treat any director in a manner consistent with the treatment afforded other directors with respect to this Plan or otherwise.

         (g) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

         (h) "Participant" shall mean any member of the Board of Directors who is not an employee of the Company.

         (i) "Phantom Share" shall mean the right to receive the Value of a share of the Company's common stock in cash from the Company. Such right shall be subject to the vesting and other terms and conditions of this Plan and the agreement between the recipient of the Phantom Share and the Company entered into at the time such Phantom Share was granted.

         (j) "Plan" shall mean this Compuware Corporation 2002 Directors Phantom Stock Plan, as amended from time to time as provided herein.

         (k) "Value" as of any particular date shall mean the average of the high and low sale prices per share of the Company's common stock on the Nasdaq Stock Market ("NSM") for the most recent day prior to such date on which the Company's common stock was traded on the NSM. If the Company's common stock is not listed for trading on the NSM, (1) the

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     last reported sale price per share on the securities exchange (or, if there is more than one, the principal such exchange) on which the Company's common stock is then traded; (2) if the Company's common stock is not then listed for trading on any securities exchange or the NSM but bid and ask information is reported by Nasdaq or another generally accepted reporting service, the average of the high bid and low asked prices per share of the Company's common stock, as so reported by Nasdaq or, if not reported by Nasdaq, another generally accepted reporting service; (3) if none of the foregoing is applicable, the fair market value of a share of Company common stock as of the relevant date, as determined by the Committee.

2. PURPOSES OF PLAN. The purposes of this Plan are (a) to provide directors of the Company with an increased incentive to make significant and extraordinary contributions to the long-term performance and growth of the Company, (b) to join the interests of directors with the interests of the shareholders of the Company, and (c) to facilitate attracting and retaining directors of exceptional ability.

3. ADMINISTRATION. This Plan shall be administered by the Committee. Subject to Section 6(a) and the other provisions of this Plan, the Committee shall determine, from those eligible to be Participants under this Plan, the persons to be granted Awards, the amount of the Award granted to each such person, the time such Award shall be granted and the terms and conditions of any Award. Subject to the provisions of this Plan, the Committee is authorized to interpret this Plan, to promulgate, amend and rescind rules and regulations relating to this Plan and to make all other determinations necessary or advisable for its administration. Interpretation and construction of any provision of this Plan by the Committee shall, unless otherwise determined by the Board of Directors, be final and conclusive. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee.

4. INDEMNIFICATION OF COMMITTEE MEMBERS. In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Company in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with this Plan or any Award granted hereunder to the full extent provided for under the Company's articles of incorporation or bylaws with respect to indemnification of directors of the Company; provided, however, that within 60 days after receipt of notice of institution of any such claim, action, suit or proceeding the Committee member shall offer the Company in writing the opportunity, at its own cost, to handle and defend such claim, action, suit or proceeding.

5. ADJUSTMENTS. The number of Phantom Shares subject to each outstanding\ Award shall be subject to such adjustment as the Committee, in its Discretion, deems appropriate to reflect such events as stock dividends, stock splits, recapitalizations, mergers, statutory share exchanges or reorganizations of or by the Company. Notwithstanding any other provision of this Plan, under no circumstances may any shares of the Company's common stock be issued or issuable pursuant to this Plan.

6.       AWARDS.

         (a) Automatic Grants. On each April 1 during the term of the Plan, beginning with April 1, 2002, each Participant serving on such date shall automatically receive an Award of the number of Phantom Shares equal to the Value of $10,000 evidenced by an agreement

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     substantially in the form attached to this Plan as Exhibit A. Awards to
     Participants serving on the Board of Directors on April 1, 2002 shall be made on the date of the adoption of this Plan by the Board of Directors. Subject to Section 9, the Phantom Shares subject to each Award granted pursuant to this Section 6(a) hereunder shall vest and become payable on the date the holder of the Phantom Shares ceases to be a member of the Board of Directors.

         (b) Discretionary Grants. The Committee shall have the authority to grant Awards to such Participants and for such number of Phantom Shares as it shall designate. Such Awards may include such other provisions, such as performance goals, as the Committee may determine.

         (c) General. Each Award granted pursuant to paragraphs (a) or (b) of this Plan shall be evidenced by an agreement between the Participant receiving the Award and the Company that shall specify the terms thereof, including the vesting terms, the number of Phantom Shares subject to the Award, and such other provisions as are determined by the Committee and which are not inconsistent with the terms of this Plan. Such provisions may, in the Committee's Discretion, include, without limitation, a provision terminating the Award if the Participant competes with the Company or otherwise acts contrary to the Company's interests. The Committee may condition any grant on the potential Participant's agreement to such terms and conditions. Any Participant may hold more than one Award.

7. PAYMENT. Upon the vesting of any Phantom Shares, the Company shall pay the Value of such vested Phantom Shares in cash to the Participant. The amount of such payment shall be equal to the number of Phantom Shares then vested (and not previously paid) multiplied by the Value. No Participant shall have any of the rights of a shareholder of the Company with respect to any Award or Phantom Shares, including without limitation any voting rights or rights to receive dividends.

8. TRANSFERABILITY OF AWARD. No Phantom Shares or Award granted under this Plan shall be transferable other than (a) by will, (b) by the laws of descent and distribution, or (c) pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. Payments with respect to Phantom Shares and any Award under this Plan shall be payable, during the lifetime of the Participant, only to the Participant.

9. TERMINATION. Notwithstanding the terms of Section 6, if a Participant is removed from the Board of Directors for Cause in accordance with applicable law, all unvested Phantom Shares held by such Participant shall terminate and be forfeited to the Company on the date that such Participant ceases to be a member of the Board of Directors.

10. NO FURTHER RIGHT TO CONTINUE AS A DIRECTOR. Nothing contained in this Plan or in any Award granted pursuant to this Plan, nor any action taken by the Committee under this Plan, shall confer upon any Participant any right to continue in office as a director of the Company.

11. WITHHOLDING PAYMENTS. The Company shall have the right to withhold from a Participant's payment or require a Participant to remit sufficient funds to satisfy applicable withholding tax obligations upon the making of any payment following the vesting of Phantom Shares, upon such terms and conditions as the Committee or the related Award agreement shall prescribe. The Committee may make such other arrangements with respect to income tax withholding as it shall deem appropriate.

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12.      EFFECTIVENESS OF PLAN. This Plan shall be effective on the date the
     Board of Directors adopts this Plan.

13. TERMINATION, DURATION AND AMENDMENTS TO THIS PLAN. This Plan shall continue in effect until abandoned or terminated by the Board of Directors by resolution approved in accordance with the bylaws of the Company. The termination of this Plan shall not affect the validity of any Award which is outstanding on the date of termination. For the purpose of conforming to any changes in applicable law or governmental regulations, or for any other lawful purpose, the Board of Directors shall have the right, without approval of the shareholders of the Company or any Participant, to amend or revise the terms of this Plan or any Award agreement under this Plan at any time; provided, however, that any such amendment shall be in writing; and provided, further, that no such amendment or revision, other than an amendment or other revision made to correct an administrative error, shall materially alter or impair any Award which shall have been previously granted under this Plan in a manner adverse to the Participant holding such Award without the consent of such Participant.

         As adopted by the Board of Directors on January 23, 2003.

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